UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2017

FRESHPET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ		07094
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2017, Freshpet, Inc. (the “Company”) entered into the Third Amended and Restated Loan and Security Agreement, by and among the Company, City National Bank, a national banking association, as the arranger and administrative agent, and the lenders party thereto (the “New Loan Agreement”), which amends and restates in full the Second Amended and Restated Loan and Security Agreement, dated as of November 13, 2014 (as amended, supplemented or otherwise modified, the “Existing Loan Agreement”). The New Loan Agreement provides for a $30 million revolver (the “New Revolver”), as well as the ability to increase the New Revolver by an additional $10 million. At closing, the Company had total borrowings of $5.5 million under the New Revolver, providing the Company with $24.5 million of availability. The term loan under the Existing Loan Agreement, which had $7.5 million outstanding, was repaid with proceeds from the New Revolver and cash on hand.

The New Revolver matures in September 2020 and borrowings thereunder will bear interest at variable rates depending on the Company’s election, either at a base rate or at the London Interbank Offered Rate (“LIBOR”), in each case, plus an applicable margin. Subject to the Company’s leverage ratio, the applicable margin will vary between 0.75% and 1.25% for base rate loans and 1.75% and 2.25% for LIBOR loans. In addition, the Company will be required to pay customary fees and expenses in connection with the New Loan Agreement.

The New Loan Agreement is secured by substantially all of the Company’s and certain of its subsidiaries’ assets. The New Loan Agreement requires compliance with various covenants customary for for facilities of this type, including financial covenants and negative covenants that limit, among other things, the Company’s ability to incur additional debt and pay dividends. The New Loan Agreement also includes events of default customary for facilities of this type.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2017, the Company issued a press release regarding the New Loan Agreement, a copy of which is included herewith as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	FRESHPET, INC.

/s/ Richard Kassar
Richard Kassar Chief Financial Officer